UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the expiration of the employment agreement between TTM Technologies, Inc. (the “Company”) and Kenton K. Alder, the Company’s Chief Executive Officer, which expiration occurred on March 22, 2013, the Company entered into an Executive Change in Control Severance Agreement (the “Severance Agreement”) and an Equity Awards Amendment Agreement (the “Amendment”) with Mr. Alder, each effective as of April 24, 2013. The Severance Agreement provides that, subject to the Company receiving a general release of claims from Mr. Alder in the form attached as Appendix II to the Severance Agreement, in the event Mr. Alder’s employment is terminated by (i) the Company without “cause” during a “pending change in control” (as such terms are defined in the Severance Agreement) or within 12 months following a “change in control” (as defined in the Severance Agreement) or (ii) by Mr. Alder for “good reason” (as defined in the Severance Agreement) within 12 months following a change in control, Mr. Alder would be entitled to receive an amount in cash equal to three times the sum of (a) Mr. Alder’s annual base salary and (b) the amount of Mr. Alder’s annual target bonus for the year in which Mr. Alder was terminated assuming the achievement of 100% of the performance target levels associated with such annual target bonus; in addition, the vesting of any of Mr. Alder’s stock options, restricted stock, and restricted stock units assumed by the surviving entity in connection with a change in control would be accelerated.

The Amendment amends the terms and conditions of certain of Mr. Alder’s outstanding options to provide that such options may continue to be exercised by Mr. Alder so long as he serves as an officer or director of the Company. Such options will continue to be exercisable by Mr. Alder after such time that Mr. Alder no longer serves as a director or officer as is set forth in the applicable option award agreement. In addition, the Amendment amends the terms and conditions of Mr. Alder’s performance-based restricted stock units (“PRUs”) granted in 2011 and 2012 to provide that such PRUs will continue to vest in accordance with their terms so long as Mr. Alder serves as an officer or director of the Company.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Severance Agreement or the Amendment, and is subject to and qualified in its entirety by reference to the complete text of the Severance Agreement, which is incorporated herein by reference to Exhibit 10.17 filed with the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 19, 2012, and the Amendment, which the Company will file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2013 annual meeting of stockholders on April 23, 2013. The final results of the voting for the two proposals submitted to stockholders at the annual meeting are set forth below. Each of the items below is more fully described in our definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2013.

Proposal 1 - Election of Directors

Each of the following nominees for director was elected to serve a three-year term expiring at our 2016 annual meeting of stockholders based on the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
James K. Bass	68,146,191	1,579,502	7,503,630
Thomas T. Edman	68,033,939	1,691,754	7,503,630
Tang Chung Yen, Tom	67,929,185	1,796,508	7,503,630
Dov S. Zakheim	69,366,996	358,697	7,503,630

Proposal 2 - Ratification of Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for the fiscal year ending December 31, 2013 based on the following vote:

Votes For:	76,939,543
Votes Against:	250,613
Abstain:	39,167
Broker Non-Votes:	0

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.17	Form of Executive Change in Control Severance Agreement (incorporated by reference to Exhibit 10.17 of the Company’s Current Report on Form 8-K filed on January 19, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2013	TTM TECHNOLOGIES, INC.

	By:	/s/ Todd B. Schull
Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.17	Form of Executive Change in Control Severance Agreement (incorporated by reference to Exhibit 10.17 of the Company’s Current Report on Form 8-K filed on January 19, 2012)